UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2010

PHARMATHENE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 450, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (410) 269-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The Delaware Court of Chancery held a hearing on July 22, 2010 on SIGA Technologies’ motion for partial summary judgment in PharmAthene’s (the “Company’s”) breach of contract lawsuit against SIGA. Following the hearing, the court stated that it wanted to schedule the case for trial, with a trial no later than early January 2011, but reserved its decision on the motion.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On July 22, 2010, the Company was informed by the NYSE Amex LLC (the “Exchange”) that it expects to send a letter to the Company advising that the Company is not in compliance with continued listing standards, specifically, Sections 1003(a)(i), (ii) and (iii) of the Exchange’s Company Guide, because the Company has stockholders’ equity of less than $2.0 million, $4.0 million and $6.0 million and losses from continuing operations and/or net losses in two of its three most recent fiscal years, three of its four most recent fiscal years and its five most recent fiscal years, respectively (“Minimum Stockholders’ Equity”).

Under Section 1003(a), the Exchange would not normally consider suspending dealings in, or removing from listing, the securities of an issuer which is below Minimum Stockholders’ Equity if the issuer sustains a total market capitalization of at least $50 million, among other things.   The Company’s market capitalization, when including the 2,785,714 shares expected to be issued in the Company’s recently announced registered direct offering, and using the closing share price on July 22, 2010 of $1.51, would have been $49,535,430 (which, in accordance with Amex rules, includes options and warrants to purchase a total of 37,100 shares of common stock that are fully vested and have an exercise price of less than or equal to $1.51).

The Company understands that the letter will state that in order to maintain its listing, the Company must submit a plan to the Exchange within 30 days of receipt, stating how it intends to regain compliance with the continued listing standards.  If the Company submits the plan within the required timeframe and it is accepted by the Exchange, the Company will have up to 18 months to regain compliance.  During this time, the Company will be subject to continued periodic review by the NYSE Amex staff. The Company also understands that, if the plan is not submitted on a timely basis or not accepted, the Company will be subject to delisting proceedings. The Company may appeal any such determination before a listings qualifications panel of the Exchange and in turn request a review of the decision of such panel by the Exchange’s Committee on Securities.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMATHENE, INC. (Registrant)

Date: July 23, 2010	By:	/s/ Charles A. Reinhart III
Charles A. Reinhart III
Senior Vice President and Chief Financial Officer